UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

EveryWare Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Forbearance Agreement

On May 30, 2014, Anchor Hocking, LLC (“Anchor”), an indirect wholly-owned subsidiary of EveryWare Global, Inc. (the “Company”), Oneida Ltd. (“Oneida,” and, together with Anchor, the “Borrowers”), an indirect wholly-owned subsidiary of the Company, and Universal Tabletop, Inc. (“Holdings”), a wholly-owned subsidiary of the Company, certain of the Company’s subsidiaries party thereto (together with Holdings and the Borrowers, the “Loan Parties”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), and the requisite lenders party thereto, relating to that certain Term Loan Agreement, dated as of May 21, 2013 (the “Term Loan Agreement”).

Pursuant to the terms of the Forbearance Agreement, the Administrative Agent and the Required Lenders agreed that they will forbear, during the Forbearance Period (as defined below), from exercising rights and remedies (including enforcement and collection actions) with respect to or arising out of the events of default that occurred as a result of the Borrowers’ failure to comply with (i) the maximum consolidated leverage ratio covenant and (ii) the minimum interest coverage ratio covenant, in each case for the fiscal quarter ended March 31, 2014 (the “Specified Defaults”).

The forbearance period (the “Forbearance Period”) under the Forbearance Agreement will expire on the earliest to occur of: (i) the fifth business day after the Required Lenders provide notice to the agent under the ABL Credit Agreement (as defined below) of the occurrence of a default under the Forbearance Agreement or event of default under the Term Loan Agreement; (ii) the occurrence of any default or event of default under any of the ABL Loan Documents (as defined in the Term Loan Agreement) or the exercise of any rights or remedies or the taking of any action against any Loan Party or any subsidiary thereof under or in connection with the ABL Loan Documents or the documents governing the indebtedness of the Company with a principal amount above a certain threshold: (iii) the termination of the ABL Amendment No. 2 or any amendment or modification thereto that is adverse to the interests of the lenders; (iv) termination of the commitments under the ABL Credit Agreement; (v) the Loan Party’s entry into any debt financing arrangement (other than certain increased commitments under the ABL Credit Agreement) without the prior consent of the Required Lenders; and (vi) 5:00 p.m. (New York City time) on June 30, 2014.

The Forbearance Agreement extended the period during which the Borrowers may exercise the cure right under Section 8.03 of the Term Loan Agreement with respect to the Specified Defaults, which was previously set to expire on May 30, 2014, to the end of the Forbearance Period.

In the Forbearance Agreement, the Loan Parties agreed to cooperate with and provide certain information to the Administrative Agent and certain advisors to an ad hoc committee of lenders (the “Lender Committee Representatives”), including providing a long-term business plan by no later than June 30, 2014. In addition, the Loan Parties agreed to certain restrictions on their ability to incur indebtedness, create or incur new liens, make investments, make restricted payments and make dispositions that are more restrictive than the existing covenants in the Term Loan Agreement.

Under the terms of the Forbearance Agreement, the Borrowers agreed to pay certain professional fees and expenses of the Lender Committee Representatives and the Administrative Agent’s counsel.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment No. 2 to ABL Credit Agreement

On May 30, 2014, the Borrowers and Holdings entered into Amendment No. 2 to Second Amended and Restated Loan and Security Agreement (the “ABL Amendment No. 2”), which amended the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (the “ABL Credit Agreement”), by and among the Borrowers, Holdings, as a guarantor, the subsidiaries of the Borrowers party thereto, as guarantors, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

ABL Amendment No. 2 extended the period during which the definition of “Adjusted Availability” in the ABL Credit Agreement is amended, which was previously set to expire on May 30, 2014, to the earlier of (i) June 30, 2014 and (ii) the date on which the Forbearance Period under the Forbearance Agreement terminates. This amended definition of “Adjusted Availability” increases the Company’s liquidity.

ABL Amendment No. 2 increased the applicable margin for interest rates and lowered the thresholds for rate tiers 1 and 2 applicable to borrowings under the ABL Credit Agreement, so that the applicable margin is based upon the quarterly average availability for the immediately preceding three month period as follows:

Tier	Quarterly Average Availability	Applicable LIBO Rate Margin	Applicable Base Rate Margin
1	Greater than 30% of the maximum revolver amount	2.00%	1.00%
2	Greater than 15% of the maximum revolver amount but less than 30% of the maximum revolver amount	2.25%	1.25%
3	Less than 15% of the maximum revolver amount	2.50%	1.50%

ABL Amendment No. 2 provides that the collateral agent under the ABL Credit Agreement may exercise cash dominion over certain of the Borrowers’ and Guarantors’ deposit accounts whether or not an availability triggering event specified in the ABL Credit Agreement has occurred or is continuing. ABL Amendment No. 2 provides that the administrative agent under the ABL Credit Agreement is authorized to engage a financial advisor, at the Borrower’s expense, to review the Borrowers’ books and records, projections and budgets and information regarding the collateral.

The foregoing description of ABL Amendment No. 2 is qualified in its entirety by reference to the full text of ABL Amendment No. 2, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Mr. Barry L. Kasoff tendered his resignation as member of the Board of Directors of the Company (the “Board”) and chairman of the Audit Committee of the Board (the “Audit Committee”) effective May 31, 2014 to devote more time to his individual business pursuits. Mr. Kasoff’s resignation is not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

On May 30, 2014, Mr. William Krueger was appointed to the Audit Committee. As a result of Mr. Krueger’s appointment to the Audit Committee, the Company will remain in compliance with the requirements of Rule 5605(c)(2)(A) of the listing standards of the NASDAQ Stock Market, which requires the Audit Committee to be comprised of at least three members.

Item 8.01. Other Events.

Partial Reopening of Monaca Facility

The Company announced its intention to partially reopen its Monaca, Pennsylvania facility. As previously disclosed, the Company temporarily shut down the Monaca facility and its Lancaster, Ohio facility on May 15, 2014 as part of its efforts to conserve cash and reduce glassware inventory. The Company currently intends to reopen three of the six production lines at the Monaca facility on June 2, 2014 to support customer orders. The Company has not yet determined when it will reopen the remaining production lines or when it will reopen its Lancaster, Ohio facility.

Press Release

On May 30, 2014, the Company issued a press release announcing the entry into the Forbearance Agreement, ABL Amendment No. 2, the partial reopening of the Monaca facility, Mr. Kasoff’s resignation from the Board and Mr. Krueger’s appointment to the Audit Committee. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Forbearance Agreement relating to Term Loan Agreement, dated as of May 30, 2014.

10.2	Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014.

99.1	EveryWare Global, Inc. Press Release, dated May 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	June 2, 2014	By:	/s/ Bernard Peters
		Name:	Bernard Peters
		Title:	Executive Vice President and Chief Financial Officer